EXHIBIT 10.3

REFERRAL AND SALES REPRESENTATIVE AGREEMENT

This Referral and Sales Representative Agreement (this "Agreement") is made and entered into this 30th day of September 2008 and is effective as of the Effective Date, as defined below, by and between TransFirst, LLC, a Delaware limited liability company ("TransFirst"), and Bar Harbor Bank & Trust, a financial institution organized under the laws of Maine ("Financial Institution"), as follows:

RECITALS

        A. TransFirst is engaged, through its relationship with Merchant Banks where necessary, in the business of providing "Payment Processing Services," which for purposes of this Agreement shall mean the provision of: (i) all services necessary to authorize, data capture and process (and when permitted by the applicable Card Associations, settle and reconcile) transactions effected by merchants with holders of Cards, including without limitation Visa/Interlink, MasterCard/Maestro, American Express, Discover and Diners Club/Carte Blanche, (ii) check guarantee and electronic check acceptance services, (iii) gift card services, and (iv) other related products and services, all in accordance with and subject to the terms and conditions of a Merchant Agreement (defined below). Unless the context requires otherwise, Payment Processing Services includes new merchant application underwriting, merchant customer service, chargeback and retrieval processing, point of sale hardware deployment and service, interchange settlement and risk management. Payment Processing Services does not include any card issuing or related activities or services, or sponsoring the aforementioned types of transaction cards.

        B. Beginning on the Effective Date, Financial Institution desires to refer to TransFirst merchant customers of Financial Institution that seek Payment Processing Services under the terms of this Agreement.

        C. Beginning on the Effective Date, TransFirst and Financial Institution desire for TransFirst to provide sales resources to solicit and offer TransFirst’s Payment Processing Services to the merchant customers of Financial Institution.

AGREEMENTS

In consideration of the mutual promises hereinafter set forth, TransFirst and Financial Institution agree as follows as of the Effective Date:

  Definitions

  For purposes of this Agreement, the following words and phrases shall be defined as follows:

    "Acquired Merchant Agreements" shall have the meaning set forth in Section 3(g) of this Agreement.
    "Card" means a credit or debit card issued directly by, or pursuant to a license granted by or on behalf of, a Card Association.
    "Card Association" means Visa, MasterCard and any other association or card issuer having proprietary rights to and clearing and oversight responsibilities with respect to any credit or debit card used to effect transactions for which certain Payment Processing Services are provided pursuant to this Agreement, and includes any debit card network utilized to authorize and settle any debit card used to effect transactions for which certain Payment Processing Services are provided pursuant to this Agreement.
    "Confidential Information" shall have the meaning set forth in Section 13(a) of this Agreement.
    "Effective Date" shall have the meaning set forth in Section 16(g) of this Agreement.
    "Event of Default" shall have the meaning set forth in Section 6(b)(i) of this Agreement.
    "Exercise Notice" shall have the meaning set forth in Section 3(g) of this Agreement.
    "Existing Merchants" means those merchants that are part of the Existing Portfolio that is purchased by TransFirst pursuant to the Merchant Portfolio Purchase Agreement.
    "Existing Portfolio" shall have the meaning set forth in Section 4 of this Agreement.
    "FI Indemnitees" shall have the meaning set forth in Section 2(f) of this Agreement.
    "Financial Institution Marks" shall have the meaning set forth in Section 3(e) of this Agreement.
    "Indemnified Contract" shall have the meaning set forth in Section 3(h) of this agreement.
    "Lead Management System" means the system by which Financial Institution provides to TransFirst (i) daily data feeds of customer contact information related to all new business demand deposit accounts and commercial loan accounts opened with Financial Institution within the previous twenty-four (24) hours of such daily report, and (ii) customer contact information for all branch referrals of merchants interested in Payment Processing Services.
    "MasterCard" means MasterCard International.
    "Merchant" means a Referred Merchant, a TransFirst Sourced Merchant or an Existing Merchant.
    "Merchant Agreement" means a merchant processing agreement, in form and content acceptable to TransFirst, among TransFirst, Merchant Bank and an acceptable merchant or business for the processing through TransFirst of such Merchant’s Card transactions.
    "Merchant Bank" means a financial institution designated by TransFirst to act as an acquirer of Card transactions pursuant to a Merchant Agreement.
    "Merchant Portfolio Purchase Agreement" means that certain Merchant Portfolio Purchase Agreement between Financial Institution, TransFirst, and Columbus Bank & Trust Company, a Georgia state banking corporation, dated September 30, 2008.
    "Net Revenue" means the sum of the revenue paid to TransFirst (or its Merchant Bank) by Merchants (including Existing Merchants) for processing Card transactions, including without limitation recurring discount fees, interchange fees, authorization fees (including American Express and Discover Card), statement fees, and TransLink fees, less (i) all interchange fees, dues, assessments and other charges imposed by Card Associations with respect to the provision of Payment Processing Services to such Merchants and (ii) the authorization, capture and settlement costs related to such fees for such period of time. For the avoidance of doubt, non-recurring, one-time fees and charges are not included in Net Revenue.
    "Non-Transferable Contract" shall have the meaning set forth in Section 7(a) of the Merchant Portfolio Purchase Agreement.
    "Payment Processing Services" shall have the meaning set forth in the Recitals to this Agreement.
    "Referred Merchants" means merchants, other than Existing Merchants and TransFirst Sourced Merchants, that:
      Are existing customers of Financial Institution or its affiliates or are generated through a branch referral at one of Financial Institution’s (or its affiliates’) branch locations;
      Are referred by Financial Institution or its affiliates to TransFirst for Payment Processing Services, either (A) on the initial list of Financial Institution’s commercial customers provided to TransFirst pursuant to Section 3(e)(iii), or (B) through the Lead Management System;
      Do not at the time of referral already receive Payment Processing Services from TransFirst, whether through a direct or indirect relationship with TransFirst;
      Enter into Merchant Agreements with TransFirst; and
      Begin processing Card transactions with TransFirst.
    "Sale Notice" shall have the meaning set forth in Section 3(g) of this Agreement.
    "TF Indemnitees" shall have the meaning set forth in Section 3(h) of this Agreement.
    "TransFirst Sales Force" shall have the meaning set forth in Section 2(d) of this Agreement.
    "TransFirst Sourced Merchant" means each merchant, other than a Referred Merchant or Existing Merchant, that enters into a Merchant Agreement as a direct result of solicitation by a member of the TransFirst Sales Force who is dedicated exclusively to sales activities in support of this Agreement. For the avoidance of doubt, TransFirst Sourced Merchants shall not include any merchant that, at the time of solicitation by the TransFirst Sales Force, already receives Payment Processing Services from TransFirst, whether through a direct or indirect relationship with TransFirst.
    "VISA" means VISA U.S.A., Inc.

  Duties and Obligations of TransFirst

    TransFirst shall be responsible for screening and processing all merchant applications in accordance with accepted criteria established by TransFirst and its Merchant Bank, and for preparing all Merchant Agreements and other documents necessary to process transactions pursuant to applicable Card Association rules.
    TransFirst shall, on behalf of acceptable Referred Merchants that enter into Merchant Agreements, provide Payment Processing Services including processing for payment or collection valid credit or debit transactions entered into by such Merchants with qualified cardholders by honoring valid Cards in accordance with the terms and conditions of the applicable Merchant Agreement.
    TransFirst agrees to pay Financial Institution, as full consideration and compensation for the performance of all of Financial Institution’s duties and obligations hereunder, as follows:
      TransFirst shall pay to Financial Institution monthly cash installments of fifteen thousand eight hundred thirty-three and 33/100 dollars ($15,833.33) per month, payable in arrears, for the sixty (60) consecutive month period beginning November 1, 2008, with the first monthly installment payable in arrears for the month of November 2008 on December 1, 2008, and each subsequent monthly installment payable in arrears on the first business day of the month following the month for which such payment is owed.
      Solely with respect to Existing Merchants that are part of the Existing Portfolio purchased by TransFirst pursuant to the Merchant Portfolio Purchase Agreement, TransFirst shall pay to Financial Institution ten percent (10%) of the Net Revenue paid to TransFirst with respect to such Existing Merchants.
      Solely with respect to Referred Merchants, TransFirst shall pay to Financial Institution twenty percent (20%) of the Net Revenue paid to TransFirst with respect to such Referred Merchants.
      Solely with respect to TransFirst Sourced Merchants, TransFirst shall pay to Financial Institution five percent (5%) of the Net Revenue paid to TransFirst with respect to such TransFirst Sourced Merchants.
      TransFirst will pay to Financial Institution a one-time fee of fifty dollars ($50.00) for each Referred Merchant that begins processing Card transactions with TransFirst and that is referred to TransFirst by Financial Institution or its affiliates pursuant to a branch referral from one of Financial Institution’s or its affiliate’s branch locations in connection with a written sales incentive program established by Financial Institution to compensate those employees of Financial Institution who refer merchants to TransFirst. For the avoidance of doubt, the fee to be paid pursuant to this Section 2(c)(v) shall not be paid with respect to Existing Merchants or TransFirst Sourced Merchants.
      TransFirst shall be entitled to receive and retain one hundred percent (100%) of all cash advance reverse interchange fees, pursuant to the applicable Card Association rules and regulations, with respect to Financial Institution’s cash advances processed by TransFirst. Notwithstanding the foregoing, TransFirst will pay Financial Institution one dollar ($1.00) per cash advance transaction processed by TransFirst for Financial Institution.

    Financial Institution shall be paid such compensation provided for in clauses (ii) through (vi) of this Section 2(c) not later than the tenth (10th) business day of the month with respect to transactions occurring in the immediately preceding month.

    TransFirst shall, at its sole expense, provide and deploy sales resources to solicit merchants referred by Financial Institution and other prospective merchant processing customers for TransFirst’s Payment Processing Services (the "TransFirst Sales Force"). The TransFirst Sales Force may, at TransFirst’s sole discretion, consist of one or more sales representatives, TransFirst’s call center, and/or any affiliates or employees of TransFirst with experience in merchant processing customer solicitation. In performing sales activities with respect to prospective merchants referred to TransFirst under this Agreement, the TransFirst Sales Force shall not initiate unsolicited communications with prospective merchants that are excessive and unwanted. TransFirst may adjust the composition of the TransFirst Sales Force and/or increase or decrease the number of personnel constituting the TransFirst Sales Force at TransFirst’s sole discretion based on the level of referral and lead activity received from Financial Institution. TransFirst and Financial Institution hereby acknowledge and agree that Financial Institution shall not exercise any supervisory or management oversight over the TransFirst Sales Force, and no personnel part of the TransFirst Sales Force shall at any time be an employee of Financial Institution for any purpose. Financial Institution shall have no obligation with respect to the compensation of any member of the TransFirst Sales Force or any federal, state or local tax withholdings related thereto. Further, in no event shall any personnel part of the TransFirst Sales Force qualify for, or be paid by Financial Institution, any employment benefits of any kind.
    TransFirst will designate a relationship manager to work with Financial Institution to maintain and grow the parties’ merchant transaction processing business and otherwise facilitate the services and transactions contemplated by this Agreement.
    TransFirst shall fully protect and indemnify Financial Institution, its directors, officers, agents, affiliates, attorneys and employees (the "FI Indemnitees") from and against any and all claims, liabilities, losses, damages or expenses incurred by or asserted against any FI Indemnitee by reasons of the gross negligence or intentional misconduct of any employee or agent of TransFirst.

  Duties and Obligations of Financial Institution

    During the term of this Agreement, Financial Institution agrees to refer to TransFirst, on an exclusive basis, its current and prospective merchant customers seeking Payment Processing Services.
    Except for the use of existing Service Providers as defined and contemplated under the Merchant Portfolio Purchase Agreement, Financial Institution agrees throughout the term of this Agreement that it will not (i) use the services of any bank, corporation or person other than TransFirst (with its Merchant Bank) for the presentation of Card items into the interbank clearing systems operated by MasterCard and Visa, or (ii) refer any person or entity seeking Payment Processing Services to any person or entity other than TransFirst.
    Notwithstanding anything to the contrary, the restrictions in this Agreement shall not prohibit Financial Institution from servicing or referring to another provider of Payment Processing Services any Merchant or prospective merchant (i) whose Merchant Agreement has been terminated by TransFirst, or (ii) that is referred to TransFirst by Financial Institution pursuant to this Agreement but as to which TransFirst has, after receipt of all application and credit information required by TransFirst as a part of its merchant boarding process, elected not to enter into a Merchant Agreement. The provisions of this Section 3 shall not be deemed to preclude Financial Institution from general advertisement of its services or other marketing activity not specifically targeting Merchants.
    Financial Institution agrees to honor and process any charges or debits to any merchant’s deposit account with Financial Institution directed or requested by TransFirst or Merchant Bank pursuant to the terms of any Merchant Agreement or other authorization by such Merchant.
    Financial Institution shall (i) encourage its branch personnel to provide information regarding merchant processing to commercial customers and to refer to TransFirst those current and prospective merchants expressing an interest in Payment Processing Services; (ii) permit TransFirst to hold periodic training sessions with Financial Institution’s personnel at such times and frequency as are agreed to by Financial Institution, (iii) on a date no later than ten (10) days after execution of this Agreement by the parties, provide to TransFirst a list of contact information for all business demand deposit accounts with Financial Institution as of the date of execution of this Agreement; (iv) within thirty (30) days of the execution of this Agreement, implement and utilize the Lead Management System; (v) promote TransFirst’s Payment Processing Services as a product available to Financial Institution’s prospective merchant customers on Financial Institution’s website, (vi) to the extent practicable, permit TransFirst to include marketing materials related to its Payment Processing Services that are approved by Financial Institution, in Financial Institution’s reasonable discretion, in Financial Institution’s mailings to business and commercial customers; and (vii) grant TransFirst a non-exclusive, non-transferable, limited license to use Financial Institution’s trade names, trademarks, logos and designations (the "Financial Institution Marks") during the term of this Agreement for the limited purpose of fulfilling and performing TransFirst’s duties and obligations under this Agreement. TransFirst acknowledges that all rights in and to the Financial Institution Marks, including without limitation any graphic representations thereof, are and shall remain vested in Financial Institution, and all rights accruing from TransFirst’s use of the Financial Institution Marks shall inure to Financial Institution. TransFirst shall provide to Financial Institution for Financial Institution’s prior written approval representative copies of all of the materials on which Financial Institution Marks may appear, including without limitation print materials and materials for television, radio, Internet or otherwise. TransFirst shall not use any materials which may contain or display Financial Institution Marks prior to obtaining such approval, and TransFirst shall modify or cause to be modified each such material as reasonably requested by Financial Institution with respect to the Financial Institution Marks. For clarity, nothing in this Agreement shall be construed as providing TransFirst with any rights to change or otherwise modify the Financial Institution Marks.
    Financial Institution covenants and agrees to provide TransFirst with a list of all business demand deposit accounts newly opened with Financial Institution within twenty-four (24) hours of such accounts being opened through daily data feeds into the Lead Management System, provided that prior to the implementation of the Lead Management System pursuant to Section 3(e)(iv), Financial Institution shall provide such daily list of new accounts to TransFirst in an electronic format agreed upon by the parties.
    In the event that Financial Institution or any of its affiliates acquire a merchant processing portfolio or a controlling interest in any person or entity that maintains a merchant processing portfolio, Financial Institution shall offer to assign and transfer (to the extent assignable) to TransFirst some or all of the merchant agreements related to such portfolio (the "Acquired Merchant Agreements"), subject to negotiation in good faith between Financial Institution and TransFirst of financial and other reasonable contractual terms for such assignment. To effect such an assignment, Financial Institution shall promptly notify TransFirst in writing of such acquisition and provide TransFirst with a reasonable period of time, not to exceed forty-five (45) days from the date Financial Institution first notifies TransFirst of its offer to transfer the Acquired Merchant Agreements to TransFirst, to conduct due diligence on, and propose a conversion plan for, the Acquired Merchant Agreements. Even if Financial Institution and TransFirst do not reach an agreement for TransFirst to purchase the Acquired Merchant Agreements, Financial Institution shall offer TransFirst a right of first refusal to purchase any such Acquired Merchant Agreements should Financial Institution subsequently desire to sell such Acquired Merchant Agreements to an unrelated third party. Pursuant to this right of first refusal, Financial Institution shall provide TransFirst with written notice of its intent to sell the Acquired Merchant Agreements pursuant to a bona fide third party offer (the "Sale Notice"), which Sale Notice shall include details regarding the terms, conditions and price of the proposed sale to the third party, and TransFirst shall have fifteen (15) business days from the date of delivery of the Sale Notice to notify Financial Institution in writing of its intent to purchase the Acquired Merchant Agreements subject to the Sale Notice (the "Exercise Notice") on the same terms and the same or a superior price as those offered by the third party and included in the Sale Notice. If TransFirst delivers to Financial Institution the Exercise Notice within the timeframe set forth above, the parties shall conclude the purchase by and sale to TransFirst of the Acquired Merchant Agreements subject to the Sale Notice within thirty (30) calendar days of delivery to Financial Institution of the Exercise Notice. If TransFirst fails to deliver the Exercise Notice to Financial Institution within fifteen (15) business days of Financial Institution’s delivery of the Sale Notice to TransFirst, or if the parties do not conclude the purchase and sale of the Acquired Merchant Agreements subject to the Sale Notice within thirty (30) calendar days after delivery to Financial Institution of the Exercise Notice, Financial Institution may proceed with a sale of the subject Acquired Merchant Agreements to the third party on the terms and at the price set forth in the Sale Notice.
    In the event that TransFirst decides not to enter into a Merchant Agreement with a merchant referred to it by Financial Institution pursuant hereto as a result of the prospective merchant’s failure to meet TransFirst’s underwriting standards or for any other reason determined by TransFirst in its sole discretion, Financial Institution may request that TransFirst reconsider providing Payment Processing Services to such merchant, provided that Financial Institution agrees to indemnify TransFirst, its Merchant Bank and their respective directors, officers, agents, affiliates, attorneys and employees (collectively, the "TF Indemnitees") as set forth below, and the Merchant Agreement with such merchant will be deemed an "Indemnified Contract" hereunder. With respect to each Indemnified Contract, Financial Institution shall fully protect and indemnify the TF Indemnitees from all risk and losses that may be incurred by TransFirst as a result of processing Card transactions under such Indemnified Contract and against all claims, liabilities, damages or expenses incurred by or asserted against such TF Indemnitees in any way relating to or arising in connection with any Indemnified Contract, except in the case of TransFirst, to the extent that part or all of any such loss was caused primarily by the gross negligence or intentional misconduct of TransFirst in performing the Payment Processing Services with respect to the Indemnified Contract. Notwithstanding the foregoing, nothing in this Section 3(h) shall be construed to require TransFirst to enter into a Merchant Agreement with any party, and TransFirst may at any time refuse to enter into, modify or terminate, any Merchant Agreement in its sole discretion.
    To the extent permitted by applicable law, Financial Institution agrees to use reasonable efforts to notify TransFirst of its receipt of any notice of levy, assertion of a lien, or writ or order of garnishment or attachment relating to any Merchant’s deposit account with Financial Institution used in connection with TransFirst’s Payment Processing Services, and Financial Institution shall use reasonable efforts to notify TransFirst within a reasonable time in the event its deposit relationship with any such Merchant should be discontinued or terminated for any reason. Notwithstanding the foregoing, Financial Institution shall not be required to institute any special processes or procedures in order to identify and communicate matters as to which notification hereunder would be required, nor shall Financial Institution be required to provide notification or to share any customer information where, in the reasonable judgment of Financial Institution, doing so would violate any law, regulation, rule or order. To the extent that Financial Institution maintains a deposit account for any Merchant, Financial Institution shall provide such deposit account on terms (including terms relating to fees and other charges) that are no less favorable to such Merchant than those provided by Financial Institution generally to its commercial bank customers for deposit accounts.
    Financial Institution shall fully protect and indemnify the TF Indemnitees from and against any and all claims, liabilities, losses, damages or expenses incurred by or asserted against any TF Indemnitee by reasons of (i) the gross negligence or intentional misconduct of any employee or agent of Financial Institution, or (ii) any inaccuracy or material omission in any merchant information submitted to TransFirst by Financial Institution to the extent such inaccuracies or omissions were known to the Financial Institution or its employees at the time the merchant information was submitted to TransFirst.
    Financial Institution will maintain a designated relationship manager to work with TransFirst to maintain and grow the parties’ merchant transaction processing business and otherwise facilitate the services and transactions contemplated by this Agreement.

  Transfer of Existing Merchants

          Financial Institution has an existing portfolio of merchants with which it has merchant processing relationships (the "Existing Portfolio"), and the parties hereto desire that Financial Institution sell to and TransFirst (and its designated Merchant Bank as the "Buyer Parties" under the Merchant Portfolio Purchase Agreement) purchase from Financial Institution such Existing Portfolio in accordance with the terms and conditions of the Merchant Portfolio Purchase Agreement, which is being entered into contemporaneously with this Agreement. The closing and consummation of the Merchant Portfolio Purchase Agreement being a condition precedent to the parties’ obligations hereunder.

  Ownership of Merchant Agreements and Merchant Relationships

          Except with respect to Non-Transferable Contracts retained by Financial Insitution pursuant to Section 7 of the Merchant Portfolio Purchase Agreement, Financial Institution agrees and acknowledges that the Payment Processing Services relationship between TransFirst and Merchants and all rights and interests in, to and under the Merchant Agreements shall, as between TransFirst and Financial Institution, be owned exclusively by TransFirst upon the Effective Date and thereafter, and Financial Institution shall have no rights of any kind in such Merchant relationships or Merchant Agreements.

  Term and Termination of Agreement

    The original term of this Agreement shall commence upon the Effective Date and shall continue for a period of ten (10) consecutive years thereafter. Unless terminated earlier pursuant to another provision hereof, this Agreement shall automatically renew for one (1) year renewal terms at the end of the original term and at the end of each renewal term, unless TransFirst or Financial Institution provides written notice of non-renewal to the other party at least one hundred twenty days (120) days before the end of the current term or renewal term.
    Either Financial Institution or TransFirst may terminate this Agreement prior to expiration of the then applicable term as follows:
      Upon an Event of Default, the non-breaching party may terminate this Agreement by giving thirty (30) days prior written notice specifying the grounds for Termination, unless the defaulting party cures such default prior to the end of the notice period, as extended for an additional thirty (30) day period if the breaching party commences action to remedy the default promptly after such notice and proceeds diligently thereafter. If not so cured, the non-breaching party may then give a second written notice after expiration of the period for cure, terminating this Agreement no earlier than ten (10) days after such notice. An "Event of Default" means (i) the failure to pay when due any amount payable by one party to the other under the terms of this Agreement or the Merchant Portfolio Purchase Agreement; (ii) a material breach by a party of its obligations under this Agreement or the Merchant Portfolio Purchase Agreement; (iii) material and repeated breaches, which individually or collectively constitute a material default, by a party in the performance of any duty or obligation under this Agreement or the Merchant Portfolio Purchase Agreement; or (iv) solely as to TransFirst’s right to terminate, Financial Institution’s failure to satisfy the condition to TransFirst’s obligation to consummate the acquisition of the Merchant Portfolio pursuant to Section 2(c) of the Merchant Portfolio Purchase Agreement; or
      Immediately upon giving the other party written notice of termination if: (A) the other party is subject to any voluntary or involuntary proceeding seeking bankruptcy, reorganization or debt consolidation of the non-terminating party under federal or state bankruptcy or insolvency laws; (B) there is appointed a trustee, administrator, receiver, custodian, liquidator, conservator or the like for the non-terminating party or over all or substantially all such party’s assets; (C) the other party makes an assignment of all or substantially all its assets for the benefit of creditors; or (D) the non-terminating party fails to perform due to a force majeure event under Section 16(b) that continues for sixty (60) or more consecutive days.
    In no event shall the termination of this Agreement transfer to Financial Institution any ownership or other interest in or to the Merchant Agreements, which shall continue to be owned free and clear by TransFirst and/or the Merchant Bank. In addition, termination of this Agreement shall not result in the termination of the Merchant Agreements or trigger any right by Financial Institution to assign the Merchant Agreements to a third party.
    Upon expiration or termination of this Agreement, TransFirst’s obligation to make payments to Financial Institution pursuant to (i) Section 2(c)(i) of this Agreement for any such payments scheduled to be due and payable after the time of termination and (ii) Sections 2(c)(ii) through 2(c)(vi) of this Agreement for any Payment Processing Services provided by TransFirst from and after the time of termination of this Agreement, shall cease, and any monies owing from either party to the other shall become due and payable at the time of termination.

  Non-Solicitation

          Financial Institution agrees that during the term of this Agreement and for a period of one (1) year following the expiration or termination hereof, Financial Institution shall not directly or indirectly, whether on behalf of itself or any other party, solicit for the purpose of providing Payment Processing Services any Merchants referred to TransFirst by Financial Institution.

  Independent Contractors

  It is agreed that neither TransFirst nor Financial Institution shall act, or undertake to act, in any way whatsoever, as the agent for the other for any purpose whatsoever unless expressly authorized herein. TransFirst and Financial Institution shall be considered, deemed and held for all purposes hereunder to be independent contractors, and each shall solely determine on its own behalf the manner, fashion and means by which it accomplishes and performs its duties and obligations hereunder. Neither TransFirst nor Financial Institution shall have the right to supervise or direct the other as to such matters and each party shall be solely responsible for the actions of its own employees or agents employed to accomplish or perform its respective duties hereunder. It is not the intention of the parties hereto to form or create any partnership or joint venture for any purpose whatsoever.

  TransFirst’s Discretion

  TransFirst shall have and retain the right, in its sole discretion, to accept or reject any merchant application submitted by a prospective merchant referred to TransFirst by Financial Institution for review and consideration by TransFirst, or to modify, discontinue, or terminate any Merchant Agreement or account. In this regard, Financial Institution agrees not to make any representations to any prospective merchant concerning the probability of TransFirst’s acceptance of any application and further agrees to expressly indicate to any prospective merchant that acceptance or rejection of any application for a Merchant Agreement or account is solely within TransFirst’s discretion. TransFirst agrees to use reasonable efforts to notify Financial Institution before notifying the Merchant or prospective merchant if TransFirst intends to reject or terminate the Merchant or prospective merchant.

  Compliance with Laws, Card Association Rules

  Each party will comply with all applicable laws, rules and regulations, including Card Association rules and regulations, in the provision of their respective services hereunder. The Card Association rules and regulations shall control to the extent they are inconsistent with the terms and conditions of this Agreement. Financial Institution agrees to become and remain at all times during the term hereof registered and otherwise qualified with Visa, MasterCard, and other applicable Card Associations as required by applicable Card Association rules to perform its duties and obligations under this Agreement, and to notify TransFirst promptly in writing of Financial Institution’s receipt of any notice by or from any Card Association asserting any violation or failure by Financial Institution to comply with or perform any of its obligations under applicable Card Association rules. Financial Institution and TransFirst shall cooperate with each other and with TransFirst’s Merchant Bank to complete and maintain during the term of this Agreement any necessary registrations of Financial Institution with the respective Card Associations.

  Entire Agreement, New York Law, Jurisdiction and Venue, Arbitration

    This Agreement constitutes the entire agreement between the parties, and all prior or contemporaneous agreements or representations are merged herein. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and to the extent applicable, the laws of the United States of America. The parties agree that the exclusive venue and place of jurisdiction for any litigation arising from or related to this Agreement shall be the State or Federal courts located in New York, New York.
    With the exception of an action for injunctive relief commenced pursuant to Section 13 of this Agreement, any and all claims, demands, disputes or controversies of any kind or nature between the parties hereto arising out of or relating to this Agreement, its construction, performance or alleged breach hereof, which is not otherwise settled by agreement of the parties, shall be submitted to, determined and decided by binding arbitration, by a single arbitrator, held in New York, New York in accordance with the rules and procedures of the American Arbitration Association.

  Attorneys Fees and Costs

  Each of Financial Institution or TransFirst shall be liable for and shall indemnify and reimburse the other for any and all reasonable attorneys’ fees and other costs and expenses paid or incurred by such other party resulting from any breach by the indemnifying party of any of the terms or conditions of this Agreement.

  Non-Disclosure of TransFirst’s and Merchant’s Affairs

    Financial Institution and TransFirst acknowledge that each may disclose or learn proprietary, secret or confidential information or data relating to the other party and its respective operations, employees, products, services, clients, customers or potential customers, and merchant pricing and marketing plans related to the Payment Processing Services and the terms of this Agreement ("Confidential Information") during the course of this Agreement and in connection with the transactions contemplated hereunder. The party receiving the Confidential Information (including any Merchant Bank designated by TransFirst) shall: (i) use such Confidential Information solely for the purposes of carrying out its obligations hereunder; (ii) maintain such Confidential Information in confidence, except to the extent necessary to carry out the purposes of this Agreement, in which event written confidentiality restrictions shall be imposed upon the parties to whom such disclosures are made; (iii) use at least the same degree of care in maintaining such Confidential Information’s secrecy as the party uses in maintaining the secrecy of its own confidential information, but in no event less than a reasonable degree of care; and (iv) return all copies, notes, packages, diagrams, computer memory media and all other materials containing any portion of the Confidential Information to the disclosing party upon its request.
    Information shall not be considered Confidential Information to the extent, but only to the extent, that such information: (i) is already known to the receiving party free of any restriction at the time it is obtained; (ii) is subsequently learned from an independent third party free of any restriction and without breach of this Agreement; (iii) becomes publicly available through no wrongful act of the receiving party; (iv) is independently developed by the receiving party without reference to any Confidential Information of the other party; or (v) is required to be disclosed by law. For the avoidance of doubt, contact information for Merchants and other information related to Merchants learned or developed by TransFirst by virtue of its Payment Processing Services relationships with such Merchants shall not be treated as Confidential Information of Financial Institution.
    The parties recognize that Financial Institution is under an obligation, as a matter of law, to implement and maintain a comprehensive information-security program designed to (i) ensure the security and confidentiality of customer information, (ii) protect against any anticipated threats or hazards to the security of integrity of such information and (iii) protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to Financial Institution’s members. TransFirst acknowledges that Financial Institution, as a matter of law, is required to obtain contractual assurance from TransFirst that it has policies, procedures, and appropriate measures in place with regard to the services contemplated by this Agreement, designed to meet Financial Institution’s obligations as more particularly set forth above. TransFirst warrants, therefore, that it does have policies, procedures, and appropriate measures in place designed to meet those obligations. Financial Institution shall be afforded the opportunity, upon reasonable notice to TransFirst, to monitor TransFirst in order to confirm that it has satisfied its obligations set forth in this paragraph. TransFirst shall provide reasonable access to Financial Institution to audits, summaries of test results, or other equivalent evaluations undertaken by TransFirst from time to time, designed to ensure the integrity, security and confidentiality of customer information.
    The obligations of the parties set forth in this Section 13 shall survive Termination of this Agreement. If either party breaches the provisions of this Section 13, the non-breaching party will suffer irreparable harm and the total amount of monetary damages for any injury to such party will be impossible to calculate and therefore an inadequate remedy. Accordingly, the non-breaching party may (i) seek temporary and permanent injunctive relief against the breaching party or (ii) exercise any other rights and seek any other remedies to which the non-breaching party may be entitled to at law, in equity and under this Agreement for any violation of this Section 13.
    Permitted Disclosures. Notwithstanding the foregoing, Financial Instition may publicly disclose this Agreement to the extent it deems such disclosure necessary or advisable under applicable U.S. and State securities laws and regulations, or the rules of any applicable exchange upon which the securities of the Fiancial Institution’s publicly owned holding company are actively traded.

  Notices

  All notices (including requests, consents or waivers) made under this Agreement will be in writing and delivered by personal delivery, facsimile, electronic mail or other electronic means (in which case the recipient will provide acknowledgment within one business day separately from any machine-generated automatic reply), or by prepaid means providing proof of delivery. Notices are effective upon receipt; provided, however, that notices delivered by electronic mail or other electronic means will not be effective unless the sender receives acknowledgement of receipt from the recipient, which acknowledgement shall not include any machine-generated automatic reply. Notices shall be delivered to the following addresses:

  TransFirst:         Marla Knutson
                                  TransFirst, LLC
                                  371 Centennial Parkway
                                  Louisville, CO 80027
                                  Facsimile: 303-417-1021
                                  Email: mknutson@transfirst.com

  With a Copy To:         Andrew Rueff
                                  TransFirst Holdings, Inc.
                                  5950 Berkshire Lane, Suite 1100
                                  Dallas, Texas 75225
                                  Facsimile: 214-453-7739
                                  Email: arueff@transfirst.com

  Financial Institution: David W. Thibault
                                  Bar Harbor Bank & Trust
                                  P.O. Box 400
                                  82 Main Street
                                  Bar Harbor, Maine 04609
                                  Facsimile: 207-667-3545
                                  Email: dthibault@bhbt.com

  At any time, either party may, by notice in writing to the other party, specify another address as may be desired for the purpose of furnishing notice under this Agreement.

  Liability

  IN NO EVENT WILL MERCHANT BANK, TRANSFIRST, FINANCIAL INSTITUTION OR THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES OR AGENTS BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND TO ANY PARTY HERETO OR ANY THIRD PARTY ARISING FROM THE TRANSACTIONS HEREUNDER, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Liability of Merchant Bank and TransFirst for any and all causes, excluding fraud, whether arising out of negligence, breach of contract, tort or otherwise, shall, in the aggregate, not exceed the amounts owed to Financial Institution by TransFirst hereunder for the six (6) calendar months preceding the tort, breach or other event giving rise to the alleged cause of action, provided, that if this Agreement has been in effect for less than six (6) calendar months, Merchant Bank’s and TransFirst’s liability shall be limited to the amounts owed to Financial Institution by TransFirst hereunder for the time period that this Agreement has been in effect. The limitations set forth in this Section 15 shall apply whether or not the alleged breach or default is a breach of a fundamental condition or term, or a fundamental breach, or if any limited warranty or limited remedy fails of its essential purpose.

  Miscellaneous Provisions
    Assignment. This Agreement shall not be assignable by Financial Institution without the prior written consent of TransFirst, which consent shall not be unreasonably withheld; provided that no consent shall be required to assign this Agreement if assigned to (a) any affiliate of Financial Institution, (b) in the case of a merger, consolidation or similar transaction involving Financial Institution, to the surviving entity, or (c) in the case of the sale or transfer of all or substantially all of Financial Institution’s assets or capital stock, to the purchaser of such assets or capital stock; provided further that the assignee is not a competitor of TransFirst. An "affiliate" of a party means any entity directly or indirectly controlling, controlled by or under common control with that party. TransFirst may assign this Agreement without consent.
    Force Majeure. A party to this Agreement shall be released from liability hereunder for failure to perform any of the obligations herein where such failure to perform occurs by reason of any act of God, fire, flood, storm, earthquake, tidal wave, communications failure, sabotage, war, military operation, national emergency, mechanical or electrical breakdown, civil commotion, strikes, or the order, requisition, request or recommendation of any governmental agency or acting governmental authority, or either party’s compliance therewith or government pro-ration, regulation, or priority, or any other cause beyond either party’s reasonable control whether similar or dissimilar to such causes.
    Paragraph Headings. All paragraph headings contained herein are for descriptive purposes only and the language of such paragraph shall control.
    Binding Effect; Third Party Beneficiaries. This Agreement is binding upon the parties hereto, their successors and their permitted assigns. This Agreement is for the benefit of the parties hereto and the Merchant Bank, which is an intended third-party beneficiary of this Agreement.
    No Waiver. Waiver or delay by any party in asserting or exercising any right against the other party under this Agreement does not constitute a waiver of that or any further right or remedy against said party.
    Severability. If any part of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of the Agreement shall not in any way be affected or impaired.
    Effective Date. This Agreement shall be effective as of November 1, 2008 (the "Effective Date").

[Signatures on the following page.]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BAR HARBOR BANK & TRUST                 TRANSFIRST, LLC

By: ________________________                     By: ________________________
      Name: __________________                            Name: __________________
      Title: ___________________                             Title: ___________________